Exhibit 99.2

Kamala D. Harris

Attorney General of California

SARALYN M. ANG-OLSON

Senior Assistant Attorney General

ALAN B. ROBISON

Supervising Deputy Attorneys General

State Bar No. 138550

Bureau of Medi-Cal Fraud and Elder Abuse

2329 Gateway Oaks Drive, Suite 200

Sacramento, CA 95815-4524

Telephone: (916) 621-1840

 E-mail: alan.robison@doj.ca.gov

Attorneys for the People of the State of California

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF RIVERSIDE – SOUTHWEST JUSTICE CENTER

THE PEOPLE OF THE STATE OF CALIFORNIA, Plaintiff, v. AMERICAN ADDICTION CENTERS, INC., fka FORTERUS, INC.; FORTERUS HEALTH CARE SERVICES, INC.; ABTTC INC., dba A BETTER TOMORROW, Defendants.	Case No. PERMANENT INJUNCTION AND FINAL JUDGMENT [AG Docket No. SA2016104141]

Plaintiff, the PEOPLE OF THE STATE OF CALIFORNIA, by and through their attorneys, Kamala D. Harris, Attorney General of the State of California, Saralyn M. Ang-Olson, Senior Assistant Attorney General, Alan B. Robison and Jennifer Euler, Supervising Deputy Attorneys General, and Defendants AMERICAN ADDICTION CENTERS, INC., fka FORTERUS, INC.; FORTERUS HEALTH CARE SERVICES, INC.; ABTTC INC. DBA A BETTER TOMORROW (collectively, “Defendants”) have stipulated that this Permanent Injunction and Final Judgment (hereafter “PIFJ”) may be entered in the above-referenced action.

PERMANENT INJUNCTION AND FINAL JUDGMENT

I. DEFINITIONS

1. Affiliate/s: An Affiliate of a person or entity is one:

(a) where twenty (20) per centum or more of its outstanding voting securities is directly or indirectly owned, controlled by, or subject to the voting power of the person or entity; or

(b) that either controls or shares control with such entity.

As herein defined, Affiliate expressly includes AAC Holdings, Inc., even if that entity does not meet the definition described herein.

2. Control: The term “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting shares, by contract, or otherwise.

3. Covered Persons: Covered Persons include each of the named Defendants, their Subsidiaries and Affiliates, and their respective officers, directors, employees, partners, agents, representatives, subsidiaries, transferees, assigns, successors, contractors and subcontractors consistent with the limitations set forth in this PIFJ.

4. Effective Date: Is the date of the filing of this PIFJ.

5. Effective Period: Is the period of time the injunctive provisions of this PIFJ are in effect, beginning on the Effective Date.

6. Covered Facility: Means any facility that is licensed by the CDHCS or the CDPH as any type of an alcoholism or drug abuse recovery or treatment facility, or that is licensed to provide alcoholism or drug abuse recovery or treatment services (including locations that provide outpatient services), is located in California, and is now or hereafter owned, licensed, operated, managed, or Controlled by Defendants, their Subsidiaries or Affiliates at any time during the Effective Period.

7. Defendants: As used herein Defendants shall include the named Defendants, and each of them separately, as well as any corporation, limited liability company, partnership, or any other legal entity or organization which any of the named Defendants (or any of each named Defendant’s subsidiaries or Affiliates) controls and which directly or indirectly controls any

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California Covered Facility. AAC Holdings, Inc., expressly agrees that any future Covered Facility, and its operating entities, that it Controls will automatically be subject to the terms of this PIFJ.

8. Monitor: Means to observe, check for, or keep track of compliance with the provisions of this PIFJ to which the required monitoring relates, including reviewing records when necessary. The monitoring required by this PIFJ need not be constant or continuous but may be periodic with a reasonable frequency sufficient to achieve the goal of the required monitoring.

9. Resident: Means any person who is admitted to a Covered Facility and receives one or more of the following services from Defendants, their Subsidiaries or Affiliates: detoxification, group therapy, individual therapy, or alcoholism or drug abuse recovery or treatment planning, including outpatient services.

10. Resident Care Staff: Means employees of Defendants, their Subsidiaries or Affiliates who work at a Covered Facility and are responsible for the direct care of Residents. Resident Care Staff does not include private caregivers hired by any Resident, or their family or friends, to provide care to a Resident at a Covered Facility.

11. Subsidiary: The terms “subsidiary” or “subsidiaries” of a specified person or entity includes an Affiliate Controlled by such person or entity directly or indirectly through one or more intermediaries.

12. CDHCS: Means the Substance Use Disorder Compliance Division of the California Department of Health Care Service.

13. BMFEA: Means the Bureau of Medi-Cal Fraud and Elder Abuse of the Office of the Attorney General of the State of California.

II. GENERAL PROVISIONS

14. Nothing in this PIFJ, nor any act performed or document executed pursuant to this PIFJ, shall constitute a finding of any violation of any statutory, regulatory, common law, or equitable duty, claim, or principle.

15. Venue for this PIFJ lies in the County of Riverside because at least some of the Defendants’ alleged acts or omissions occurred in the County of Riverside, California.

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16. The venue for enforcement of any violation of this PIFJ shall lie in the County of Riverside, or in the county where the alleged violations of the PIFJ occur. Jurisdiction for any other purpose is retained in this Court.

17. The injunctive provisions of this PIFJ are entered into pursuant to California Business and Professions Code section 17203.

18. This PIFJ shall not apply to:

(a) Any facility outside the State of California,

(b) Any facility in California that was once, but is no longer, owned, licensed, operated, managed, or Controlled by Defendants, their Subsidiaries or Affiliates, or

(c) Any facility in California that is located on real property owned by Defendants, provided however that: (i) such facility is not owned, licensed, operated, managed, or Controlled by Defendants, their Subsidiaries or Affiliates; (ii) Defendants’ sole income from the operation of such facility is rental or mortgage income from the real property on which the facility is situated, excluding buildings and improvements; and (iii) Defendants, their Subsidiaries and Affiliates maintain no service or operational contracts with the facilities or their owners or management.

19. This PIFJ is applicable to and binding upon the Defendants, their Subsidiaries and Affiliates and each of their partners, directors, officers, employees, agents, transferees, assigns, successors, contractors, and subcontractors; provided, however, that any such transferee, assign, or successor shall not be subject to this PIFJ if such transferee, assign, or successor qualifies as a “bona-fide third party purchaser” as set forth in paragraph 20 below. With respect to contractors and subcontractors, the provisions of this PIFJ apply only to direct care and treatment of Residents at Covered Facilities.

20. If any of Defendants sell, transfer, assign, or convey in any manner any right, title, or interest in any Covered Facility, or if any Defendants or their Subsidiaries or Affiliates shall change their name or the name by which they do business or by which a Covered Facility does business, such entity shall provide notice of the sale, transfer, assignment, conveyance, or name change to BMFEA within thirty (30) days after the effective date of such event. The notice shall include the name, address, and telephone number of the new owner or new name; the effective

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date; and pertinent terms of the sale, transfer, assignment, or conveyance. If the sale, transfer, assignment, or conveyance of the Controlling equity interest in a Covered Facility is made for fair market value in an arms-length transaction to an entity that is neither a Subsidiary nor an Affiliate of Defendants or their respective Subsidiaries or Affiliates, the party shall be deemed a “bona-fide third party purchaser.” After the effective date of the sale, transfer, assignment, or conveyance, such bona-fide third party purchaser shall not be subject to the terms and conditions of this PIFJ, provided however that if any of the Defendants, their Subsidiaries or Affiliates shall retain or reacquire an interest in such facility that causes it to fall within the definition of Covered Facility in this PIFJ, the facility shall continue to be bound by the terms and conditions of this PIFJ.

21. Defendants shall comply with all CDHCS rules and regulations with respect to change of ownership of any facility. For purposes of the PIFJ, a purchaser with knowledge of the existence of this PIFJ shall not, for that reason alone, be deemed not to be a “bona-fide purchaser.”

22. Only the parties to this PIFJ may rely upon or enforce this PIFJ.

23. Nothing in this PIFJ shall preclude Defendants from contesting with CDHCS any citation or deficiency or from challenging with CDHCS any present or future statute, regulation, or other requirement that is or becomes covered by or related to this PIFJ.

III. DISMISSAL AND RELEASE

24. Plaintiff agrees to dismiss with prejudice all criminal charges against Defendants in the case entitled People v. McCausland, et al., Case No. SWF1501351, currently pending in the Superior Court for the State of California, County of Riverside. Plaintiff agrees not to file or seek any other criminal charges against Defendants in connection with the death of Gary Benefield on or about July 26, 2010, or in connection with Mr. Benefield’s admission or care.

25. Plaintiff agrees to release the Defendants and their officers, directors and employees from civil liability the People Plaintiff may be able to assert pursuant to California Business and Professions Code sections 17200/17500 et seq., for conduct, acts, or omissions arising out of or in connection with the quality of resident care or resident admissions and occurring on or prior to the Effective Date at any California facility owned, licensed, operated, managed, or Controlled by Defendants.

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26. Plaintiff agrees to release Defendants and their officers, directors and employees from any civil false claims pursuant to California Government Code section 12650 et seq., and any claims for fraud (both statutory and common law) the People may be able to assert, whether based upon alleged tort or other legal or equitable theories of recovery, known or unknown, for conduct, acts, or omissions arising out of or in connection with the quality of resident care and resident admissions and occurring on or prior to the Effective Date at any California facility owned, licensed, operated, managed, or Controlled by Defendants.

27. The releases in paragraphs 25 and 26 above, exclude the following:

(a) Any type of conduct occurring after the Effective Date, including any enforcement proceedings based upon alleged violations occurring after the Effective Date;

(b) Criminal conduct occurring at any time (other than that specifically released pursuant to paragraph 24 herein);

(c) Liability to CDHCS, the California Franchise Tax Board, the Centers for Medicare and Medicaid Services, or the Office of the Inspector General, or any other state or federal agency, for conduct occurring at any time that would give rise to administrative fines, penalties, or other relief that may be sought by such agencies; and

(d) The liability of any contractor or subcontractor at any time.

IV. INJUNCTIVE RELIEF – STATUTES AND REGULATIONS

28. Pursuant to California Business and Professions Code section 17203, Defendants, their Subsidiaries and Affiliates and each of their partners, directors, officers, employees, agents, transferees, assigns, successors, contractors, and subcontractors, while engaged in any business activity involving or related to a Covered Facility, are enjoined and restrained from violating any federal or state statutes or regulations governing the operation of such facility with respect to the admission, quality and delivery of care, or the physical environment in which care is provided at the facility.

29. Defendants, their Subsidiaries and Affiliates and each of their partners, directors, officers, employees, agents, transferees, assigns, successors, contractors, and subcontractors shall comply with such statutes and regulations and any revisions of such statutes or regulations effective

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subsequent to the Effective Date; i.e., their conduct shall be governed by the language of the statutes and regulations in effect at the time of such conduct. Where this PIFJ references specific statutes or regulations, and any revisions to those statutes or regulations result in the statutes or regulations or their subdivisions being renumbered, the PIFJ requires compliance with the statutes or regulations or subdivisions as renumbered.

30. The obligations imposed by this PIFJ on Defendants shall become permanent, unless modified pursuant to the provisions of Part X – “MODIFICATION OF INJUNCTIVE RELIEF.”

V. INJUNCTIVE RELIEF – PIFJ OBLIGATIONS

31. Pursuant to California Business and Professions Code section 17203, Defendants, Affiliates, and all Covered Facilities agree to comply (or otherwise cause, mandate and direct such compliance) with the following injunctive obligations during the Effective Period (unless otherwise specifically provided for herein):

A.	Compliance Program; Internal Audit and Quality Review

1.	Compliance Officer

32. AAC Holdings, Inc., shall maintain the position of a Compliance Officer, who shall not be subordinate to the Chief Financial Officer or to the General Counsel or legal department. The Compliance Officer shall have responsibility over all Covered Facilities and his or her responsibility will be to ensure that:

(a) Policies and procedures are maintained or developed and implemented to promote each Covered Facility’s full compliance with applicable statutes, regulations, and this PIFJ;

(b) Policies and procedures are adopted and implemented to ensure that each Resident who is treated at any Covered Facilities receives at least the minimum level of care required by law;

(c) Policies and procedures are maintained or developed and implemented to ensure that the treatment and services provided to Residents at Covered Facilities are evaluated on a regular basis and appropriate recommendations are made where necessary to ensure that all Covered Facilities meet professional standards of quality; and

(d) Each Covered Facility has a system in place to respond to state, federal, internal, and external reports regarding quality of care and to ensure this system functions adequately.

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33. In the event a new Compliance Officer is appointed during the Effective Period, AAC Holdings, Inc. shall notify BMFEA in writing within fifteen (15) days of such a change.

34. The Compliance Officer shall be a member of senior management of AAC Holdings, Inc., shall make regular (at least quarterly) reports regarding compliance matters directly to the Board of Directors of AAC Holdings, Inc., and shall be authorized to report to the Board of Directors at any time. The Compliance Officer shall be responsible for monitoring the day-to-day activities engaged in by the Covered Facilities to further their compliance objectives and any reporting obligations created under this PIFJ. The Compliance Officer shall also ensure that quality of care problems are being appropriately addressed and corrected.

35. To the extent not already established, the Compliance Officer shall, within one hundred twenty (120) days after the Effective Date, create a program for performing internal audits and reviews of the care provided to Residents at Covered Facilities. The audits and reviews shall make findings of whether:

(a) The policies and procedures mandated by this PIFJ are created, implemented, and enforced;

(b) Training is performed in accordance with this PIFJ;

(c) Complaints made through the confidential disclosure program are appropriately investigated;

(d) Resident health screenings are conducted in accordance with California Code of Regulations, title 9, section 10567;

(e) Reporting obligations are complied with in accordance with this PIFJ and California Code of Regulations, title 9, section 10561; and

(f) Corrective action plans are timely created, implemented, and enforced as required by California Code of Regulations, title 9, section 10545.

Defendants shall perform quality reviews as necessary to ensure that this PIFJ is being implemented and complied with, and to ensure that Defendants are meeting their obligations

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under state and federal regulations and statutes applicable to Covered Facilities in California, which directly or indirectly affect the quality of care being provided to any Residents, as required by applicable law.

2.	Compliance Committee

36. To the extent not already established, within ninety (90) days after the Effective Date, AAC Holdings, Inc., shall establish a “Compliance Committee.” Among other purposes, a purpose of the Compliance Committee is to address any issues raised by the Compliance Officer concerning quality of care at Covered Facilities.

37. The Compliance Committee shall include the Compliance Officer, representatives from among senior personnel responsible for clinical operations and quality of care at the Covered Facilities, and any other appropriate officers or individuals necessary to thoroughly implement the requirements of this PIFJ.

38. The Compliance Committee shall meet, at a minimum, every four (4) months. Additionally, the individuals who serve on the Compliance Committee shall be readily available to the Compliance Officer to respond to any issues or questions that might arise.

39. For each Compliance Committee meeting, there shall be a representative for a Covered Facility, chosen on a rotating and random basis, to report to the Compliance Committee on the adequacy of care being provided at that facility.

3.	Board of Directors’ Committee

40. To the extent not already established, within ninety (90) days after the Effective Date, the board of directors of AAC Holdings, Inc., shall appoint itself or a committee of its members to serve as an oversight committee with respect to compliance (“Board Committee”).

41. The Board Committee shall:

(a) Review the adequacy of internal audit and review and quality assurance programs created under this PIFJ; and

(b) Ensure any responses to state, federal, internal, or external claims of inadequate quality of care at Covered Facilities are complete, thorough, and resolve the issue(s) identified.

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42. Ensure that Defendants adopt and implement policies and procedures that are designed to ensure that each Resident cared for at a Defendant’s facility, or treated on an outpatient basis, receives the highest practicable physical, mental, and psychosocial level of care attainable. The individuals who serve on this Committee shall be readily available to the Compliance Officer and the Independent Monitor required under this PIFJ to respond to any issues or questions that might arise. The names of the board members and the charter for the Board Committee shall be provided to BMFEA as set forth herein. When new members are appointed, or the responsibilities or authorities of the Board Committee are substantially changed, AAC Holdings, Inc., shall notify BMFEA in writing within fifteen (15) days of such a change.

B.	Confidential Disclosure Program

43. To the extent not already established, within ninety (90) days after the Effective Date, Defendants shall establish a disclosure program that includes a mechanism (e.g., a toll-free compliance telephone line) to enable individuals to disclose, to the Compliance Officer or some other person who is not in the reporting individual’s chain of command, any issues or questions regarding the policies, conduct, practices, or procedures at Covered Facilities with respect to quality of care that the individual believes constitutes a violation of criminal, civil, or administrative law or the applicable standard of care. Defendants shall appropriately publicize the existence of the disclosure mechanism at each Covered Facility (e.g., via periodic e-mails to employees or by posting the information in prominent common areas such as the lobby, dining rooms, activity rooms, waiting rooms).

44. The disclosure program shall emphasize a non-retribution, non-retaliation policy and shall include a reporting mechanism for anonymous communications for which appropriate confidentiality shall be maintained. Upon receipt of a disclosure, the Compliance Officer (or designee) shall gather the information in such a way as to elicit all relevant information from the disclosing individual. The Compliance Officer (or designee) shall make a preliminary, good faith inquiry into the allegations set forth in every disclosure to ensure that he or she has obtained all of the information necessary to determine whether a further review should be conducted. For any disclosure that is sufficiently specific so that it reasonably: (a) permits a determination of the

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appropriateness of the alleged improper practice; and (b) provides an opportunity for taking corrective action, the Compliance Officer (or designee) shall conduct an internal review of the allegations set forth in such a disclosure and ensure that proper follow-up is conducted, including that the inappropriate or improper practice ceases immediately.

45. The Compliance Officer (or designee) shall maintain a disclosure log applicable to Covered Facilities, which shall include a record and summary of each allegation received (whether anonymous or not), the status of the respective investigations, and any corrective action taken in response to the investigation. The disclosure log shall be sent to the Independent Monitor not less than monthly and shall be made available to BMFEA upon request.

C.	Criminal Background Checks

46. Defendants shall conduct criminal background checks of potential employees who would provide direct care to Residents at Covered Facilities. For the purposes of this PIFJ, a timely criminal background check means a check completed within thirty (30) days of the offer of employment to the individual. To the extent any agency of any state has performed a criminal background check, Defendants may rely upon the results of such criminal background check.

D.	Written Standards

1.	Code of Conduct

47. To the extent not already established, within one hundred twenty (120) days after the Effective Date, Defendants shall establish a Code of Conduct and distribute it to all Covered Persons. Defendants shall make adherence to the Code of Conduct an element in evaluating the performance of their employees. The Code of Conduct shall, at a minimum, set forth:

(a) Defendants’ commitment to full compliance with all applicable state and federal regulations and statutes;

(b) Defendants’ requirement that all Covered Persons comply with all applicable state and federal regulations and statutes and with Defendants’ policies and procedures (including the requirements of this PIFJ);

(c) Defendants’ requirement that Covered Persons report, within thirty (30) days, any violation of any state or federal regulation or statute or any violation of Defendants’ policies and procedures that impacts patient care or safety; if there are credible allegations of Resident harm, such report shall be made immediately and shall be complete, full, and honest;

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(d) The possible consequences to Defendants and any Covered Persons of failure to comply with state and federal regulations and statutes or with Defendants’ policies and procedures or of failure to report non-compliance; and

(e) The right of all Covered Persons to use the confidential disclosure program, as well as Defendants’ commitment to confidentiality and non-retaliation with respect to disclosures.

48. Within one hundred twenty (120) days after the Effective Date, each Covered Person shall certify in writing that he or she has received, read, understood, and will abide by the Code of Conduct. New Covered Persons shall receive the Code of Conduct and shall complete the required certification within twenty (20) days after the commencement of their employment or within one hundred twenty (120) days after the Effective Date, whichever is later. Covered Persons shall certify on an annual basis that they have received, read, understand, and will abide by the Code of Conduct.

49. Defendants shall annually review the Code of Conduct and shall make any necessary revisions, which revisions shall be distributed within thirty (30) days of such change.

2.	Policies and Procedures

50. To the extent not already established, within ninety (90) days after the Effective Date, Defendants shall develop and implement written policies and procedures regarding the compliance program described in paragraphs 32 through 42, above. Defendants shall ensure the relevant portions of their policies and procedures are available to the appropriate Covered Persons within thirty (30) days of implementation.

51. Defendants shall also, at a minimum, have written policies and procedures that:

(a) Inform Covered Persons of the requirements of applicable state and federal regulations and statutes;

(b) Are designed to admit only individuals to Covered Facilities who are appropriate for the level of service;

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(c) Require the destruction of prescription medications in accordance with California Code of Regulations, title 9, section 10572, subdivision (g);

(d) Prohibit false or misleading statements regarding services in accordance with California Code of Regulations, title. 9, section 10510;

(e) Require that Residents’ personal rights be respected in accordance with California Code of Regulations, title 9, section 10569;

(f) Are designed to ensure that staffing needs are decided first and foremost upon achieving the level of care for Residents required by any and all state and federal regulations and statutes applicable to Covered Facilities and that require that staff have training and qualifications in accordance with California Code of Regulations, title 9, section 10564;

(g) Prohibit retaliation by Defendants against employees who make disclosures or report on compliance issues;

(h) Prohibit sexual abuse, physical abuse and neglect, and mental abuse of Residents and provide a procedure for the investigation and reporting of alleged incidents of abuse; and

(i) Are designed to ensure cooperation by Defendants and their Covered Persons with the Independent Monitor in the performance of his or her duties.

52. Defendants shall assess and update their written policies and procedures as necessary, but at least annually. The policies and procedures shall be made available to BMFEA upon request.

53. Any non-employee who is hired on a temporary basis (regardless of whether he or she is considered a “Covered Person”) is required to comply with Defendants’ policies and procedures and this PIFJ.

E.	Prevention of Resident Abuse and Neglect

54. Defendants shall have policies and procedures regarding the investigation, reporting, and protection of Residents from sexual abuse, physical abuse and neglect, and mental abuse.

55. All known, observed, or reasonably suspected abuse shall be promptly investigated and shall be reported as required by law to local law enforcement by telephone immediately or as soon as practically possible, but not to exceed twenty-four (24) hours, and by written report within two (2) working days. Any employee of a Covered Facility who is reasonably suspected of abuse or neglect of a Resident shall be placed on administrative leave during the investigative period to ensure the protection of other Residents.

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F.	Training

56. Each person providing any in-service training or other training required by this PIFJ must be knowledgeable about the subject area covered by such training, so as to be able to communicate the information necessary to be taught and learned during such training. Clinical demonstrations concerning the subject matter being taught during any training sessions required by this PIFJ shall be conducted whenever reasonably possible.

57. All persons trained pursuant to the requirements of this PIFJ shall be evaluated through means such as testing, monitoring, demonstrating competency, or supervision to confirm that each person trained understands the topic taught and is properly implementing the practices, policies, procedures, or techniques. If it becomes evident to the instructor or supervisor that the person trained does not understand the topic taught or is not properly implementing the practices, policies, or techniques that were taught, then further training shall be conducted for such person, including one-on-one training, if necessary.

58. Any person who is not able to demonstrate that he or she understands the topic taught, or who is not able to demonstrate that he or she is properly implementing the practices, policies, procedures, or techniques that were taught, shall not be allowed to engage in direct care of Residents at Covered Facilities involving any of such practices, policies, procedures, or techniques without the direct supervision by a competent supervisor. Such practices, policies, procedures, or techniques shall not be performed even with the direct supervision of a competent supervisor if the attempted implementation of such practices, policies, procedures, or techniques by the trainee creates a reasonable possibility of injury or harm to a Resident.

59. Defendants shall make all information and documentation regarding required training sessions available to BMFEA upon request. Upon request, Defendants shall also notify BMFEA of the date, time, location, subject matter, and instructor of any upcoming required training sessions. BMFEA’s employees, agents, or representatives shall be allowed to attend any training sessions required by this PIFJ.

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1.	General Training

60. Within ninety (90) days after the Effective Date, Defendants shall provide at least one (1) hour of general training to each Covered Person. This general training shall address:

(a) The PIFJ requirements;

(b) Defendants’ compliance program (including the policies and procedures as they pertain to compliance); and

(c) Defendants’ Code of Conduct.

61. New Covered Persons shall receive the general training described above within thirty (30) days of the beginning of their employment or within ninety (90) days after the Effective Date, whichever is later. Every Covered Person shall receive the general training annually.

62. Any temporary non-employee who works at a Covered Facility for more than thirty (30) days in a calendar year shall also receive the general training within thirty (30) days of his thirtieth day of work at the Covered Facility.

2.	Specific Training

63. Within ninety (90) days after the Effective Date, Defendants shall provide at least four (4) hours of training in addition to the general training required above. The training shall be given to all Covered Persons who are directly involved in care of Residents at Covered Facilities and all Covered Persons who are responsible for quality assurance and setting policies or procedures relating to quality of care. The training shall address the policies and procedures required by this PIFJ and best practices for admissions, intake, treatment, detoxification, discharge, and continued care planning and documentation of treatment.

64. Affected new Covered Persons shall receive the training within thirty (30) days of the beginning of their employment or within ninety (90) days after the Effective Date, whichever is later. Every Covered Person shall receive the training annually.

65. Each Covered Person shall certify, in writing, that he or she has attended the required training. The certification shall specify the type of training received and the date received. The Compliance Officer shall retain the certifications, along with specific course materials.

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66. When a new Covered Person is hired and he or she is required to take the specific training, his or her work prior to completing the specific training shall be reviewed by a Covered Person who has completed the training.

67. Each Covered Facility shall conduct periodic training on an “as needed” basis (but at least semi-annually) on those quality of care and treatment issues identified by the Board Committee and the Compliance Committee. In determining what training should be performed, such committees shall review any complaints and CDHCS findings.

68. If any Covered Facility receives a deficiency from CDHCS relating to quality of care, Defendants shall conduct in-service training for all Resident Care Staff at that facility relating to the subject of the deficiency.

G.	Notifications and Submission of Reports

1.	Implementation Report

69. Within one hundred and twenty (120) days after the Effective Date, Defendants shall together submit a written report to BMFEA summarizing the status of their implementation of the requirements of this PIFJ. This implementation report shall include:

(a) The name, address, phone number and position description of all individuals in positions described in paragraph 32 (Compliance Officer), paragraph 36 (Compliance Committee), and paragraph 40 (Board Committee).

(b) The charter for the Board Committee required in paragraph 40;

(c) A summary of the program for internal audits and reviews required in paragraph 35;

(d) A copy of the Code of Conduct required by paragraph 47;

(e) A summary of the policies and procedures required by paragraph 50;

(f) A description of the training programs required by paragraphs 56 through 68;

(g) A description of the disclosure program required by paragraphs 43 through 44;

(h) A certification by the Compliance Officer that:

(i) The policies and procedures required by paragraph 51 have been developed, are being implemented, and have been made available to all pertinent Covered Persons;

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(ii) All Covered Persons have completed the Code of Conduct certification required by paragraph 48;

(iii) All Covered Persons have completed the training and executed the certification required by paragraph 65;

(i) A list of all Covered Facilities, including the name under which each location is doing business and the mailing address, telephone number, and facsimile number of each location;

(j) A certification by AAC Holdings, Inc.’s Chief Executive Officer that he or she reviewed the report and made reasonable inquiry regarding its contents and believes, upon such inquiry, that the information is accurate and truthful and Defendants are in compliance with the requirements of this PIFJ, to the best of his or her knowledge; and

(k) A resolution (or its equivalent) from AAC Holdings, Inc.’s Board of Directors certifying that the Board reviewed the report and, to the best of its knowledge, agrees with the statements made in it.

(l) Defendants may submit a timely written request for an extension of time to perform any act or file any notification or report required by this PIFJ. Notwithstanding any other provision in this section, if BMFEA grants the timely written request with respect to an act, notification, or report, any remedy for failure to perform the act or file the notification or report shall not begin until one (1) business day after Defendants fail to meet the revised deadline as agreed by a BMFEA-approved extension. Notwithstanding any other provision in this section, if BMFEA denies such a timely written request any remedy for failure to perform the act or file the notification or report shall not begin until two (2) business days after Defendant receives BMFEA’s written denial of such request or when the original obligation becomes due, whichever is later. A “timely written request” is defined as a request in writing received by BMFEA at least five (5) business days prior to the date by which any act is due to be performed or any notification or report is due to be filed.

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2.	Annual Reports

70. Defendants shall together submit to BMFEA an annual report with respect to the status and findings of Defendants’ compliance activities over the one-year period covered by the Annual Report. Each Annual Report shall include:

(a) Any change in the identity or position description of the individuals in positions described in paragraph 32 (Compliance Officer), paragraph 36 (Compliance Committee), and paragraph 40 (Board Committee), a change in any of the committees’ charters, or any change in the internal audit and review program;

(b) A certification by the Compliance Officer that:

(i) All Covered Persons have completed the annual Code of Conduct certification required by paragraph 48;

(ii) All Covered Persons have completed the training and executed the certification required by paragraph 65; and

(iii) Defendants have effectively implemented all plans of correction related to problems identified under this PIFJ, Defendants’ compliance program, or internal audits.

(c) Notification of any significant changes or amendments to the policies and procedures required by paragraph 51 and the reasons for such changes (e.g., change in contractor policy);

(d) A summary of the facilities audited or reviewed, a summary of the findings of such audit or review, and a summary of the corrective action taken under the program for internal audits and reviews;

(e) A copy of the confidential disclosure log required by paragraph 45 relating to all Covered Facilities (excluding any calls that relate solely to human resources or financial issues);

(f) A description of any personnel action taken by Defendants as a result of a finding of Resident abuse or neglect;

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(g) A summary describing any ongoing investigation or legal proceeding reportable pursuant to paragraph 75, including a description of the allegation, the identity of the investigating or prosecuting agency, and the status of such investigation, legal proceeding or requests for information;

(h) A description of all changes to the most recently provided list of Defendants’ locations and contact information;

(i) A certification by AAC Holdings, Inc.’s Chief Executive Officer that he or she reviewed the report and made reasonable inquiry regarding its contents and believes, upon such inquiry, that the information is accurate and truthful and Defendants are in compliance with the requirements of this PIFJ, to the best of his or her knowledge; and

(j) A resolution (or its equivalent) from AAC Holdings, Inc.’s Board of Directors certifying that the Board reviewed the report and, to the best of its knowledge, agrees with the statements made in it.

71. The first Annual Report shall be provided to BMFEA no later than one (1) year and one hundred twenty (120) days after the Effective Date. Subsequent Annual Reports shall be provided to BMFEA no later than the anniversary date of the due date of the first Annual Report.

3.	Quarterly Reports

72. Defendants shall provide BMFEA, on a quarterly basis with copies of all CDHCS deficiencies or adverse findings issued to Covered Facilities. Upon request, Defendants shall provide BMFEA with copies of any additional CDHCS reports regarding the Covered Facilities. The documents referenced in this paragraph may be sent via standard mail or via an approved email system.

4.	Notifications

73. Defendants shall notify BMFEA within forty-eight (48) hours of:

(a) any Resident death of any cause at a Covered Facility; and

(b) any substantiated allegation of abuse or neglect of a Resident by a Covered Person occurring at any Covered Facility.

74. Defendants shall specify for each such death or incident:

(a) The full name and social security number of the Resident;

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(b) The date of death or incident;

(c) The names, positions, addresses, and telephone numbers of as many witnesses as are diligently discernible; and

(d) To the extent that such information is available to Defendants, a brief description of the events surrounding the death or incident.

75. Within thirty (30) days of discovery, Defendants shall notify BMFEA in writing of any ongoing investigation or legal proceeding by a governmental entity involving an allegation that Defendants committed a crime or engaged in fraudulent activities related to the care or treatment of Residents at a Covered Facility. This notification shall include a description of the allegation, the identity of the investigating or prosecuting agency, and the status of such investigation or legal proceeding. Defendants shall also provide written notice to BMFEA within thirty (30) days of the resolution of the matter and shall provide BMFEA with a description of the findings or results of the proceedings, if any.

76. If CDHCS provides notice to Defendants of a serious deficiency in the treatment provided to Residents at a Covered Facility, or if CDHCS notifies Defendants that there is an immediate and serious threat to Resident health and safety at any Covered Facility, Defendants shall immediately notify BMFEA. The notification to BMFEA shall include:

(a) Within forty-eight (48) hours, a description of the relevant facts and persons involved; and

(b) Within thirty (30) days, Defendants’ current actions and future plans of action for correction.

77. If Defendants secure a license to operate an additional facility within the State of California after the Effective Date that would qualify under the definition of “Covered Facility” in this PIFJ, Defendants shall notify BMFEA within thirty (30) days after obtaining the license. This notification shall include the type, location, phone number, and facsimile number for the facility. All Covered Persons at such locations shall be subject to the requirements in this PIFJ that apply to new Covered Persons (e.g., completing certifications and undergoing training). The

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obligations of this PIFJ shall apply only to conduct on or after the effective date of the acquisition or establishment of the facility. Defendants shall use their best efforts to implement the requirements of this PIFJ in any new facilities as soon as practicable, although the use of any such “best efforts” shall not necessarily be a defense to violations of this PIFJ which arise with respect to new facilities.

78. All notifications and reports required under this PIFJ shall be submitted to the persons listed below by personal service, certified mail, next-day courier, or an approved email system:

BMFEA:

Alan B. Robison, Supervising Deputy Attorney General

Bureau of Medi-Cal Fraud and Elder Abuse

2329 Gateway Oaks Drive, Suite 200

Sacramento, CA 95833-4252

Telephone: (916) 621-1840

Email:alan.robison@doj.ca.gov

Defendants:

Thomas W. Doub, Ph.D.

Chief Clinical Officer & Chief Compliance Officer

American Addiction Centers, Inc.

200 Powell Place

Brentwood, TN 37027

Telephone: (615) 887-1839

Email: tdoub@contactaac.com and

generalcounsel@contactaac.com

79. Defendants shall provide BMFEA with any changes to the information in paragraph 78, above, within fifteen (15) days of any such change.

H.	Inspection and Review

80. All of BMFEA’s pre-existing inspection and review rights pursuant to state and federal statutes and regulations shall be immediately complied with by Defendants at all times. BMFEA shall have at least the same rights of access and review as CDHCS for the purpose of BMFEA carrying out its official duties.

81. Defendants shall maintain for inspection each document and record directly relating to compliance with this PIFJ for three (3) years from date of creation of each document or record (or longer if otherwise required by law).

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I.	Independent Monitor

82. Within sixty (60) days after the Effective Date Defendants shall, for a period of thirty (30) months, retain an appropriately qualified monitoring team (the “Independent Monitor”), appointed by BMFEA after consultation with Defendants, Defendants shall consult with BMFEA regarding the selection of the Independent Monitor. The Independent Monitor may retain additional personnel, including, but not limited to, independent consultants, if needed to help meet the Independent Monitor’s obligations under this PIFJ. Defendants shall be responsible for all costs incurred by the Independent Monitor. The Independent Monitor may be removed at the discretion of BMFEA, after consultation with the Defendants, if the Monitor has engaged in actions that are unprofessional, harassing, or constitute gross negligence. In the event that the Defendants disagree with the People and believe that there is good cause for the removal of the Independent Monitor under this PIFJ, then Defendants can seek an order of this Court based on a showing of good cause. If the Independent Monitor resigns or is removed for any reason prior to the termination of the PIFJ, Defendants shall retain another Independent Monitor appointed by BMFEA, after consultation with Defendants, with the same functions and authorities. During any period where there is a lapse of an assigned Independent Monitor, both sides agree to allow the Compliance Officer to make any and all necessary reports. The Independent Monitor may confer with Defendants and BMFEA on an ex parte basis provided that: (i) there is full compliance with the notice/meet and confer provisions in paragraph 85, and (ii) Defendants are copied on all written reports and correspondence to BMFEA.

83. The Independent Monitor shall be responsible for assessing the effectiveness, reliability and thoroughness of the following:

(a) Defendants’ internal quality control systems, including, but not limited to:

(i) Whether the systems in place to promote the quality of alcohol or drug abuse recovery or treatment services and to respond to quality of care issues are acting in a timely and effective manner;

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(ii) Whether the communication system is effective, allowing for accurate information, decisions, and results of decisions to be transmitted to the proper individuals in a timely fashion; and

(iii) Whether the training programs are effective and thorough.

(b) Defendants’ response to quality of care issues, which shall include assessment of:

(i) Defendants’ ability to identify the problem;

(ii) Defendants’ ability to determine the scope of the problem, including, but not limited to whether the problem is isolated or systemic;

(iii) Defendants’ ability to create a corrective action plan to respond to the problem;

(iv) Defendants’ ability to execute the corrective action plan; and

(v) Defendants’ ability to evaluate whether the assessment, corrective action plan, and execution of that plan was effective, reliable, and thorough.

(c) Defendants’ development and implementation of corrective action plans and the timeliness of such actions;

(d) Defendants’ proactive steps to ensure that each Resident receives care in accordance with:

(i) Basic care, treatment and protection from harm standards;

(ii) Best practices of rehabilitation care for Residents;

(iii) State and local statutes, regulations, and other directives or guidelines; and

(iv) Defendants’ policies and procedures as set forth in this PIFJ.

84. The Independent Monitor shall have:

(a) Immediate access to Covered Facilities, at any time during daytime hours and without prior notice, to assess compliance with this PIFJ, to assess the effectiveness of the internal quality assurance mechanisms, and to ensure that the data being generated is accurate;

(b) Immediate access to the following regarding Covered Facilities:

(i) Internal evaluations of the quality of Resident Care Staff at Covered Facilities;

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(ii) Internal or external surveys or reports;

(iii) Hotline complaints;

(iv) Resident satisfaction surveys;

(v) Staffing data in the format requested by the Independent Monitor;

(vi) Reports of abuse, neglect, or an incident that required hospitalization or emergency room/urgent care treatment (other than initial urgent care medical screenings, if any);

(vii) Any reports that prescription medications are provided to Residents without a physician prescription or that medications are not properly destroyed pursuant to Defendants’ policies;

(viii) Reports of any incident involving a Resident that prompts a full internal investigation;

(ix) Resident records;

(x) Documents in the possession or control of any quality assurance committee, peer review committee, medical review committee, or other such committee; and

(xi) Any other data in the format the Independent Monitor determines relevant to fulfilling the duties required under the PIFJ; and

(c) Immediate access during daytime hours to Residents and Covered Persons for interviews outside the presence of Defendants’ supervisory staff or counsel, provided such interviews are conducted in accordance with all applicable laws and the rights of such individuals. The Independent Monitor shall give full consideration to a Resident’s clinical condition before interviewing a Resident. Nothing in this paragraph shall require Defendants to breach or fail to perform any of their duties to its Residents and Covered Persons under state and federal laws and regulations.

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85. Defendants’ Obligations. Defendants shall:

(a) Ensure the Independent Monitor’s immediate access to Covered Facilities, individuals, and documents referenced herein, and assist in obtaining full cooperation by its current employees, contractors and agents;

(b) Provide the Independent Monitor a monthly report (or sooner if requested in writing by the Independent Monitor) containing the full name, social security number, and date of birth of the Resident(s) involved, date of death or incident, and a brief description of the events surrounding the death or incident, regarding each of the following occurrences:

(i) Deaths of any Resident from any cause;

(ii) Injuries or harm related to use of medications;

(iii) Any facility related injury of any Resident that requires medical treatment;

(iv) Endangerment of a Resident related to abuse or neglect;

(v) Fires, storm damage, or major equipment failures at any Covered Facility;

(vi) Residents transferred for emergency or urgent care (other than initial urgent care medical screenings, if any); and

(vii) Any other incident that involves potential harm to a Resident when such potential harm prompts a full internal investigation.

(c) Assist in locating and, if requested, obtaining cooperation from past employees, contractors, agents, and Residents, and their families;

(d) Provide access to current Residents, and contact information for their families and guardians, and not impede their cooperation with the Independent Monitor;

(e) Provide to its Compliance Committee or the Board Committee copies of all documents and reports provided to the Independent Monitor;

(f) Provide the last known contact information for former Residents, their families, or guardians consistent with the rights of such individuals under state or Federal law and not impede their cooperation if requested by the Independent Monitor for a required purpose;

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(g) Address any written recommendation made by the Independent Monitor either by substantially implementing the Independent Monitor’s recommendations or by explaining in writing why it does not believe it is required to do so or cannot do so;

(h) Pay the Independent Monitor’s bills within thirty (30) days of receipt. While Defendants must pay all the Independent Monitor’s bills within thirty (30) days, Defendants may bring any disputed Independent Monitor’s fees or costs to BMFEA’s attention; and

(i) Not sue or otherwise bring any action against the Independent Monitor related to any findings made by the Independent Monitor or related to any exclusion or other sanction of Defendants under this PIFJ. It is provided, however, that this clause shall not apply to any suit or other action based solely on the dishonest or illegal acts of the Independent Monitor, whether acting alone or in collusion with others.

86. The Independent Monitor’s Obligations. The Independent Monitor shall:

(a) Abide by all state and federal laws and regulations concerning the privacy, dignity, and employee rights of all Covered Persons and Residents;

(b) Where independently required to do so by applicable law or professional licensing standards, report any finding to an appropriate regulatory or law enforcement authority, and simultaneously submit copies of such reports to BMFEA and to Defendants;

(c) At all times act reasonably in connection with its duties under the PIFJ including when requesting information from Defendants;

(d) Simultaneously provide quarterly reports to Defendants, and BMFEA, concerning the findings made to date;

(e) Submit bills to Defendants on a consolidated basis no more than once per month, and submit an annual summary representing an accounting of its costs throughout the year to Defendants, and BMFEA;

(f) Not be bound by any other private or governmental agency’s factual findings or conclusions, though the Independent Monitor shall act in accord with applicable regulations promulgated by state and federal governmental agencies. Likewise, governmental agencies shall not be bound by the Independent Monitor’s findings or conclusions;

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(g) Abide by the legal requirements of Defendants to maintain the confidentiality of each Resident’s personal and clinical records. Nothing in this PIFJ, however, shall limit or affect the Independent Monitor’s obligation to provide information, including information from Resident clinical records, to BMFEA and, when legally or professionally required, reporting to other agencies;

(h) Abide by state and federal laws and regulations regarding patient confidentiality, including the California Confidentiality of Medical Information Act (Cal. Civ. Code, § 56 et seq.), Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. § 1301 et seq.), and federal regulations governing Confidentiality of Alcohol and Drug Abuse Patient Records (C.F.R. § T. 42, Ch. I, Subch. A, Pt. 2; C.F.R. § T. 45, Subt. A, Subch. C, Pts. 160 & 164; 42 U.S.C. § 1301 et seq.), including entering into a business associate agreement with Covered Facilities;

(i) Maintain the confidentiality of all proprietary financial and operational information, processes, procedures and forms obtained in connection with its duties under this PIFJ, comply with all legal obligations regarding the possession of any material non-public information, and not comment publicly concerning its findings except to the extent authorized by BMFEA, with notice to Defendants, and pursuant to a court order where Defendants have standing to object; and

(j) Visit each Covered Facility as often as the Independent Monitor believes it necessary to perform its functions.

87. If the Independent Monitor has concerns about corrective action plans that are not being enforced or systemic problems that could affect Defendants’ ability to render quality care to its Residents, then the Independent Monitor shall first, immediately give notice to BMFEA, and then:

(a) Before taking any action with a government agency other than BMFEA, send a letter of notification to Defendants advising them of its concerns and the basis of its concerns;

(b) Allow Defendants at least five (5) days to respond in writing to that notification letter;

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(c) After Defendant have served their response in writing, or after five (5) days if the Independent Monitor receives no written response, attempt to meet and confer in person or verbally with Defendants;

(d) If the meet and confer process does not immediately resolve the issue to the Independent Monitor’s satisfaction, the Independent Monitor may report its concerns in writing to an interagency consortium consisting of representatives of BMFEA and the California Department of Health Care Services; and

(e) Simultaneously provide notice and a copy of the report to Defendants’ Board Committee and to BMFEA.

VI. NOTIFICATION AND OPPORTUNITY TO CURE

88. If BMFEA obtains knowledge or a report of an alleged violation of this PIFJ, prior to seeking relief from the Court (if BMFEA believes the nature of the violation and the surrounding circumstances justify seeking relief from the Court), BMFEA shall serve a letter of notification on Defendants advising them of the following:

(a) The provision of this PIFJ believed to have been violated;

(b) The general nature of the alleged violation;

(c) BMFEA will, when doing so does not place Residents at risk, provide facts and circumstances of the alleged violation; where Defendants have prior knowledge of the basic facts; or, where Defendants have no prior knowledge of the basic facts, a general description of the alleged violation with facts and circumstances that would permit Defendants to investigate and cure the alleged violation, though such notice does not require BMFEA to investigate or specify every known or suspected fact; and

(d) Any suggested cure of such alleged violation, including the time frame in which BMFEA expects the cure to be implemented.

89. Defendants shall have twenty-one (21) days after receipt of the letter of notification in which to serve a letter in response on BMFEA regarding the issues raised in BMFEA’s letter of notification. The letter in response shall address each issue raised in the letter of notification, and shall include one or more of the following:

(a) A plan of correction with respect to each alleged violation, including an anticipated date of completion;

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(b) An explanation of the circumstances;

(c) Any affirmative defenses; and

(d) Any other information Defendants believe to be relevant to the issues raised in the letter of notification.

90. If BMFEA believes the letter in response does not adequately resolve the alleged violations or any other issues raised in the letter of notification, BMFEA shall “meet and confer” with Defendants prior to seeking relief from the Court. “Meet and confer,” for this purpose, shall mean either meeting in person with opposing counsel or speaking on the telephone with opposing counsel. Pursuant to applicable law, including but not limited to section 1152 of the California Evidence Code, none of the communications between the parties during the meet and confer shall be admissible against any party to this PIFJ in a subsequent judicial or administrative proceeding.

91. Any resolution proposed by Defendants in their letter in response, or any actions taken by Defendants with respect to the issues raised in the letter of notification, shall not operate to prohibit in any way BMFEA’s right to seek full relief from the Court after an attempt to meet and confer on the issues involved or Defendants’ right to fully contest any such effort by BMFEA. Any resolution proposed by Defendants in their letter in response, or any actions taken by Defendants with respect to the issues raised in the letter of notification, shall not provide a basis for any findings of, or remedies to be ordered by, the Court and shall not deprive Defendants of their right to defend such action on all available grounds.

92. The service of the letter of notification as required herein shall operate to toll any and all applicable statutes of limitations with respect to actions between the parties hereto, as well as the application of the affirmative defense of laches, in any proceeding or action brought by BMFEA regarding such alleged violations of this PIFJ. Such tolling shall commence on the date of such service and shall remain in effect until the meet and confer process has been completed. For the purposes of this provision, any party to this PIFJ may “complete” the meet and confer process in its sole discretion by serving notice to the other party. The date of service for the purpose of this provision shall be as set forth in the following schedule, according to the method of service:

(a) By personal service: the date of personal service;

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(b) By first class mail, with certified, return receipt: the date the letter is deposited for collection by the United States Postal Service; or

(c) By next day courier: the date the letter is deposited for collection by the next day courier.

93. The letter of notification shall be deemed to have been received by Defendants on the dates set forth in the following schedule, according to the method of service:

(a) By personal service: the date of personal service;

(b) By first class mail, with certified, return receipt: the date the receipt is signed; or

(c) By next-day courier: the next business day after the date of collection by the next-day courier, excluding weekends and holidays.

94. Notwithstanding any provision of this section, if BMFEA has good cause to believe that there are repeated, systemic, or flagrant violations of an applicable statute or regulation or that injury or harm to Residents of a Covered Facility is imminent such that the time required for the meet and confer process described in paragraphs 88 through 93, above, would place an individual in further danger of harm, BMFEA may seek relief from the Court or take whatever other action, otherwise authorized by law, BMFEA deems necessary to ensure the health and safety of those individuals, without first complying with the other provisions of this section. Whether such good cause exists shall be within the discretion of BMFEA and there shall be a non-rebuttable presumption that any such decision by BMFEA to ignore the Notification and Opportunity to Cure provisions set forth above and to proceed directly to the Court was based on good cause; provided that such presumption shall not provide a basis for any findings of, or remedies to be ordered by, the Court and shall not deprive Defendants of their rights to defend such action(s) on all appropriate grounds.

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VII. DISCLOSURES AND PRIVILEGES

95. Subject to California’s Public Records Act (“CPRA”), Government Code section 6250 et seq., Plaintiff must notify Defendants at least thirty (30) days prior to any release by Plaintiff of information submitted by Defendants pursuant to its obligations under this PIFJ and identified at any time (including after submission) by Defendants as trade secrets, commercial or financial information, or otherwise privileged or confidential under the CPRA rules. With respect to the disclosure of such information, Defendants shall have all rights set forth in the CPRA. Defendants shall refrain from identifying any information as trade secrets, commercial or financial information, or privileged or confidential that does not meet the criteria for exemption from disclosure under the CPRA. Nothing in this PIFJ, or any communication or report made pursuant to this PIFJ, shall constitute or be construed as any waiver by Defendants of the attorney-client or work product privileges or any other privacy and confidentiality protections afforded by law. Notwithstanding that fact, the existence of any such privilege does not affect Defendants’ obligation to comply with the provisions of this PIFJ.

96. Plaintiff shall also abide by state and federal laws and regulations regarding patient confidentiality, including the California Confidentiality of Medical Information Act Cal. Civ. Code, § 56 et seq.), Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. § 1301 et seq.), and federal regulations governing Confidentiality of Alcohol and Drug Abuse Patient Records (C.F.R. § T. 42, Ch. I, Subch. A, Pt. 2; C.F.R. § T. 45, Subt. A, Subch. C, Pts. 160 & 164; 42 U.S.C. § 1301 et seq.)

VIII. COSTS

97. Defendants shall pay Plaintiff its costs of investigation in the sum of Five Hundred and Forty-Nine Thousand, Nine Hundred and Eighty-Six Dollars ($549,986). The amount shall be paid on the Effective Date by certified or cashier’s checks, or wire transfer, payable to BMFEA Department of Justice and shall be delivered to Supervising Deputy Attorney General Alan B. Robison.

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IX. PENALTY

98. Pursuant to California Business and Professions Code section 17206, Defendants shall pay the sum of Two Hundred Thousand Dollars ($200,000) to Plaintiff as a civil monetary penalty. The amount shall be paid on the Effective Date by certified cashier’s check, or wire transfer, payable to BMFEA Department of Justice and shall be delivered to Supervising Deputy Attorney General Alan B. Robison.

X. MODIFICATION OF INJUNCTIVE RELIEF

Defendants will not, unless agreed to by Plaintiff, seek modification of this PIFJ for at least three (3) years after the Effective Date of this PIFJ.

XI. MISCELLANEOUS ORDERS

99. Modifications as used in this PIFJ include termination of this PIFJ. Defendants and their partners, officers, directors, representatives, assigns, successors, subsidiaries, transferees, agents, employees, contractors, and subcontractors shall not intimidate or take any retaliatory action against any individual who cooperated with the investigation of this matter or who cooperates with BMFEA throughout the pendency of this PIFJ.

100. This PIFJ shall be binding on the successors, assigns, and transferees of Defendants, including restructuring resulting from corporate mergers, acquisitions, or restructurings.

101. The parties acknowledge they engaged in arm’s length negotiations which resulted in the final language of the Stipulation for Entry of the Permanent Injunction and Final Judgment and the Permanent Injunction and Final Judgment, and for purposes of construing its terms there is no presumption that it should be interpreted against any party. The presumption set forth in California Civil Code section 1654 is not applicable.

102. Nothing in this PIFJ shall affect the right of any state or federal agency to enforce Defendants’ compliance with statutes or regulations in accordance with state and federal program requirements.

103. Any modifications to the PIFJ shall be made in writing and signed by all parties.

104. This PIFJ shall take effect immediately upon the entry thereof.

105. The clerk shall enter this PIFJ forthwith.

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XII. EFFECTIVE AND BINDING AGREEMENT

106. Defendants’ signatories represent and warrant that they are authorized to execute this PIFJ. BMFEA’s signatory represents that he is signing this PIFJ in his official capacity and that he is authorized to execute this PIFJ.

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ORDER

GOOD CAUSE APPEARING THEREFOR, THE FOREGOING PROVISIONS SHALL BE THE ORDER OF THIS COURT.

IT IS SO ORDERED.

Dated:	October 21, 2016	/s/ Elaine M. Kiefer
Judge of the Superior Court

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